Shareholder Letter Q4 2021

CLEAR Secure, Inc. | Q4 2021 | Page 2 Shareholder Letter Q4 2021 Fourth Quarter 2021 Financial Highlights (all figures are for Fourth Quarter 2021 and percentage change is expressed as year over year, unless otherwise specified)* Revenue of $80.7 million was up 52% while Total Bookings of $109.6 million were up 99% Net cash provided by operating activities $31.7 million; Free Cash Flow $25.6 million; Adjusted EBITDA ($11.1) million Total Cumulative Enrollments of 10.4 million were up 97% year-over-year Annual CLEAR Plus Net Member Retention of 92.3% was up 1,350 basis points year-over-year and up 490 basis points sequentially Total Cumulative Platform Uses of 84.0 million were up 44% year-over-year Net Loss ($31.2) million; Adjusted Net Loss ($13.9) million; Basic and Diluted Net Loss Per Share ($0.22); Adjusted Net Loss Per Share ($0.09) 2021 marks CLEAR’s fourth consecutive year of positive net cash provided by operating activities and positive Free Cash Flow, generating $69.7 million and $42.3 million, respectively for fiscal year 2021 Launched Palm Beach and Columbus airports, expanded operations in Newark and Boston airports bringing total airports to 40 Introduced integrated biometric age verification with the Las Vegas Raiders for seamless mobile in-seat alcohol ordering Acquired Whyline, Inc., a virtual queuing and appointment company, and Atlas Certified, a solution to verify professional licenses and certification data across industries for a combined approximately $76 million in cash; we expect both businesses will drive platform revenue and are software as a service, B2B models * A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this letter. “ Our fourth quarter capped a year of strong execution across our CLEAR Plus and platform businesses. CLEAR’s robust member growth, product expansion and financial metrics demonstrate the market demand for frictionless and trusted experiences - both physically and digitally. We generated positive free cash flow in the quarter and on a full year basis, marking our fourth consecutive year of positive free cash flow generation. Throughout 2020 and 2021 we have made significant investments in our team, platform, and products. We are well positioned to grow members and bookings while also achieving operating leverage and generating strong free cash flow in 2022 and beyond.” —Caryn Seidman-Becker, CLEAR’s CEO

CLEAR Secure, Inc. | Q4 2021 | Page 3 Shareholder Letter Q4 2021 in millions in thousands Total Bookings & GAAP Revenue Total Cumulative Enrollments

CLEAR Secure, Inc. | Q4 2021 | Page 4 Shareholder Letter Q4 2021 Total Cumulative Platform Uses Annual CLEAR Plus Net Member Retention in thousands

CLEAR Secure, Inc. | Q4 2021 | Page 5 Shareholder Letter Q4 2021 Dear Shareholder, CLEAR’s mission is to make experiences safer and easier. We enable frictionless and trusted journeys by connecting you to all the things that make you, YOU. Our Q421 results are a reflection of CLEAR’s strong positioning in a post-pandemic environment, as consumers transit the convenience economy and value frictionless experiences now more than ever, while businesses need to come back better with seamless solutions for both employees and customers. CLEAR Plus exhibited record growth despite Omicron’s impact on travel and our platform revenues accelerated as businesses continued adoption of our solutions. At CLEAR we believe in the AND. With an obsession for delighting and growing our members—we are keenly focused on bookings growth AND free cash flow generation. During the IPO, we articulated our strategy of driving dual growth engines—a frictionless travel journey and the digital transformation of physical experiences. For CLEAR Plus this means growing members, bookings and free cash flow. For our platform business it means adding partners, use cases and members - fueling network utilization and bookings. CLEAR Plus exhibited both bookings growth and long-term margin expansion as travelers returned to airports with elevated expectations for seamless experiences. In aggregate, the 33 airports open for the entire fourth quarter of 2019 grew “same store” bookings over 50% in Q421 versus Q419, while total direct operating expenses (including revenue share, payroll, airport level operating expenses and commissions) grew approximately 15%. Enrollments were up over 50%, while verifications in those markets were down less than 5%. CLEAR Plus performance contributed to our strong Q4 and full year 2021 results. We are proud of our team’s solid execution in both the travel and the platform business as we work to make CLEAR a daily habit. This is already happening in Las Vegas. Meet Jane, a Los Angeles resident and a Las Vegas Raiders fan who traveled to Vegas for the game. Jane downloaded the CLEAR app, enrolled for free and used CLEAR’s Health Pass for entry into the stadium. Jane then used the Raiders app (with integrated CLEAR technology) to verify her age, purchase a beer and have it delivered to her seat—all with just a selfie. For Jane’s flight home, the CLEAR app’s Home-to-Gate feature and integrated Uber feature enabled her to know exactly when to leave for the airport and schedule a ride ahead of time. Once at the airport Jane seamlessly upgraded to a CLEAR Plus membership to enjoy a frictionless, predictable travel experience back home. As we add new products, partners and locations to our platform—it makes CLEAR more valuable to both our existing and potential members, driving retention and member growth. This flywheel will have compounding effects on revenue and cash flow, as we drive higher revenue per member on a growing member base.

CLEAR Secure, Inc. | Q4 2021 | Page 6 Shareholder Letter Q4 2021 Our platform business extends our brand and experience beyond travel and furthers CLEAR as a daily habit. Frictionless experiences are the new normal and we are resolute that identity enables these experiences. We believe that creating frictionless experiences is a global opportunity and we are early in the penetration of our addressable market. In Q4 we welcomed the Whyline, Inc. and Atlas Certified teams to CLEAR, who bring complementary products and capabilities, as well as new avenues for global growth to our platform. Whyline’s virtual queuing technology is a natural extension to our identity platform and expands our portfolio of products, verticals and geographies. Atlas Certified’s solution enables CLEAR to verify professional licenses and certifications, enhancing our ability to connect you to all the things that make you, YOU. In 2022, we are well positioned to grow members, bookings, expand margins AND generate free cash flow. Best, Caryn and Ken

CLEAR Secure, Inc. | Q4 2021 | Page 7 Shareholder Letter Q4 2021 Fourth Quarter 2021 Financial Discussion Fourth quarter 2021 revenue grew 52% as compared to the fourth quarter of 2020 while Total Bookings increased 99% period over period. We saw a continuation of the strong travel trends experienced in the third quarter driving strong membership growth and net retention, leading to better than expected Total Bookings growth. Our in-airport and partner channels continued to perform well. Our B2B platform bookings were driven by new enterprise partners. The growth in our fourth quarter 2021 Total Bookings is not fully reflected in our fourth quarter 2021 revenues because our revenues lag behind our Total Bookings (we bill members upfront and recognize that revenue over the life of a membership, usually 12 months). Fourth quarter 2021 Total Cumulative Enrollments reached 10.4 million, driven by strength in both CLEAR Plus enrollments and Platform enrollments. New enrollments in the quarter were 2.3 million, up 31% sequentially. Fourth quarter 2021 Total Cumulative Platform Uses reached 84.0 million, representing 44% growth year-over-year, driven by the rapid growth of Health Pass usage as business and events are reopening and a continued rebound in CLEAR Plus verifications in connection with a rebound in air travel. Fourth quarter 2021 Annual CLEAR Plus Net Member Retention increased to 92.3%. Given this is a trailing 12-month metric, the 490 basis point sequential increase implies particularly strong quarterly retention. This performance was driven by strength in gross renewals and winbacks of previously canceled members. A significant number of members who canceled their CLEAR Plus subscriptions in 2020 have reactivated this year, driven by the continued rebound in air travel. Cost of Revenue Share was $11.2 million in the fourth quarter of 2021, representing 13.9% of revenue, versus 14.1% in the fourth quarter of 2020. Cost of Revenue Share percentage may vary by quarter, but on an annual basis we expect it to remain relatively stable over time. As previously disclosed, certain airport partners have offered COVID-19 related revenue share relief to their concessionaires. For the full year 2021, these relief programs reduced the Cost of Revenue Share percentage by less than 100 basis points. Cost of Direct Salaries and Benefits were $21.6 million in the fourth quarter, up 140% year- over-year and 19% sequentially. In 2021 we returned airport staffing levels to more normalized levels ahead of the travel rebound after managing costs and expenses in 2020 resulting from the COVID-19 pandemic-driven collapse in travel demand. While Cost of Direct Salaries and Benefits grew faster than revenue and bookings compared to 2020, when comparing to more normalized ‘pre-covid’ levels in 2019 we achieved strong operating leverage despite wage inflation throughout 2020 and 2021. On a go-forward basis, while we will continue to expand our airport footprint, we still expect a moderating growth rate in Direct Salaries and Benefits, particularly in the back half of the year as we anniversary the travel recovery, resulting in a reduction to Direct Salaries and Benefits as a percentage of revenue on an annual basis.

CLEAR Secure, Inc. | Q4 2021 | Page 8 Shareholder Letter Q4 2021 Financial Discussion (cont) Research and Development was $14.2 million in the fourth quarter, up 64% year-over-year and 6% sequentially. Excluding non-cash equity-based compensation, year-over-year growth was 26% while sequential change was (1.0%). On a go-forward basis, we expect continued investment in our platform and products, however we expect a moderating growth rate in Research and Development resulting in a reduction to Research and Development as a percent of revenue on an annual basis. Sales and Marketing of $9.4 million in the fourth quarter was up 92% year-over-year but down 6% sequentially. On a sequential basis, despite higher variable commissions, Sales and Marketing expenses decreased reflecting our economically efficient member acquisition model. The powerful combination of our nationwide physical footprint, approximately 1,800 ambassadors and field managers, our partner channels and the strength of our platform and brand yield uniquely efficient and scalable growth. We will continue to be opportunistic and returns-driven when evaluating sales and marketing investments. General and Administrative of $52.6 million in the fourth quarter includes $12.3 million of non- cash stock-based compensation and $1.4 million of acquisition-related fees and expenses. Excluding these non-cash and unusual expenses, General and Administrative of $38.9 million was up 98% year-over year and 16% sequentially. Sequential growth was driven in part by variable costs such as credit card fees and upfront enrollment expenses which are directly correlated to bookings and member growth. Additionally, other expenses including professional services were higher sequentially. We expect General and Administrative to be flat to down sequentially in Q122 as certain elevated expenses incurred in Q421 will either decline or not recur. On a go-forward basis we expect a reduction of General and Administrative expenses as a percent of revenue as the growth in non-variable portions of General and Administrative (representing a large majority of the total) moderates. The variable portion of General and Administrative will be driven by absolute levels of CLEAR Plus and TSA PreCheck bookings as well as growth in cumulative platform enrollments. Stock compensation expense of $15.9 million in the fourth quarter was up $1.7 million sequentially driven by a full quarter of expense recognition for net new hires in Q321 and partial expense recognition for net new hires in Q421. Approximately 42% of stock compensation expense relates to the Founders’ Post-IPO Performance Awards (“Founder PSUs”) as detailed in our Final Prospectus, dated June 29, 2021. The Founder PSUs are eligible to vest over a five-year period based on the achievement of pre-determined stock price goals ranging from $46.50 to $93 during measurement periods beginning June 2023 and ending June 2026.

CLEAR Secure, Inc. | Q4 2021 | Page 9 Shareholder Letter Q4 2021 Financial Discussion (cont) Fourth Quarter 2021 net loss was ($31.2) million, basic and diluted loss per share was ($0.22). Fourth Quarter 2021 Adjusted Net Loss was ($13.9) million, Adjusted Net Loss per Share was ($0.09). Fourth Quarter 2021 net cash provided by operating activities was $31.7 million, Free Cash Flow was $25.6 million and Adjusted EBITDA was ($11.1) million. 2021 marked our fourth consecutive year of positive net cash provided by operating activities and positive Free Cash Flow. Because of CLEAR Plus revenue recognition policies described above, when Total Bookings are growing, net cash provided by operations and Free Cash Flow may exceed Adjusted EBITDA and Net Income. As of December 31, 2021, our cash and cash equivalents, including marketable securities and restricted cash were $644 million, reflective of the acquisitions of Whyline and Atlas Certified, both of which were all cash transactions. As of March 21, 2021, the following shares of common stock were outstanding: Class A 77,561,160, Class B 1,042,234, Class C 44,598,167, and Class D 26,709,821, totaling 149,911,382. Class A shares outstanding reflect the December, 2021 exercise of 2,000,000 vested warrants.

CLEAR Secure, Inc. | Q4 2021 | Page 10 Shareholder Letter Q4 2021 First Quarter 2022 Guidance We expect first quarter 2022 revenue of $88-89 million and Total Bookings of $103.5-104.5 million. Consistent with CLEAR’s historical (pre-Covid) quarterly patterns, we expect Q1 to represent the lowest revenue quarter of FY22. Total operating expenses will be flat to down on a sequential basis versus Q421. Our first quarter 2022 revenue and Total Bookings guidance exclude any contribution from the launch of our TSA PreCheck enrollment service, which we continue to expect to launch in the next several months. We expect our operationally-ready system to be reviewed in the coming weeks which would then initiate the launch timeline. TSA PreCheck Bookings will be recognized as revenue in the quarter in which they are received. As was the case in 2021, we continue to incur operating expenses in the first quarter associated with the future launch of this program (which are included in the above expense guidance).

CLEAR
Shareholder Letter
Q4 2021

CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2021	December 31, 2020
Assets		
Current assets:		
Cash and cash equivalents	$ 280,107	$ 116,226
Accounts receivable	5,331	912
Marketable securities	335,228	37,813
Prepaid revenue share fee	10,272	5,475
Prepaid expenses and other current assets	22,140	11,210
Total current assets	653,078	171,636
Property and equipment, net	44,522	35,241
Intangible assets, net	22,933	1,564
Goodwill	59,792	—
Restricted cash	29,019	22,856
Other assets	3,406	971
Total assets	$ 812,750	$ 232,268
Liabilities, redeemable capital units and stockholders' equity		
Current liabilities:		
Accounts payable	$ 8,808	$ 8,518
Accrued liabilities	67,220	18,304
Warrant liabilities	—	17,740
Deferred revenue	188,563	101,542
Total current liabilities	264,591	146,104
Other long term liabilities	8,691	3,809
Total liabilities	273,282	149,913
Commitments and contingencies		
Redeemable capital units	—	569,251
Class A common stock, $0.00001 par value- 1,000,000,000 shares authorized; 76,393,256 shares issued and 76,170,187 shares outstanding as of December 31, 2021	1	—
Class B common stock, $0.00001 par value—100,000,000 shares authorized; 1,042,234 shares issued and outstanding as of December 31, 2021	—	—
Class C common stock, $0.00001 par value—200,000,000 shares authorized; 44,598,167 shares issued and outstanding as of December 31, 2021	—	—
Class D common stock, $0.00001 par value—100,000,000 shares authorized; 26,709,821 shares issued and outstanding as of December 31, 2021	—	—
Profit Units	—	7,846
Accumulated other comprehensive income (loss)	(103)	27
Treasury stock at cost, 223,069 shares as of December 31, 2021	—	—
Accumulated deficit	(36,130)	(494,769)
Additional paid-in capital	313,845	—
Total stockholders' equity attributable to Clear Secure, Inc.	277,613	—
Non-controlling interest	261,855	—
Total stockholders' equity	539,468	(486,896)
Total liabilities, redeemable capital units and stockholders' equity	$ 812,750	$ 232,268

CLEAR Secure, Inc. | Q4 2021 | Page 11

CLEAR
Shareholder Letter
Q4 2021

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended	
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	**$ 80,659**	**$ 53,155**	**$ 253,953**	**$ 230,796**
Operating expenses:				
Cost of revenue share fee	11,211	7,484	37,206	33,191
Cost of direct salaries and benefits	21,617	9,020	67,730	40,524
Research and development	14,197	8,680	47,490	32,038
Sales and marketing	9,394	4,902	35,200	16,381
General and administrative	52,612	20,636	168,902	118,168
Depreciation and amortization	3,168	2,478	12,358	9,423
Operating income (loss)	**(31,540)**	**(45)**	**(114,933)**	**(18,929)**
Other income (expense)				
Interest income (expense), net	(16)	(45)	(349)	612
Other income (expense), net	355	8,546	344	9,023
Income (loss) before tax	**(31,201)**	**8,456**	**(114,938)**	**(9,294)**
Income tax benefit (expense)	44	(2)	(233)	(16)
Net income (loss)	**(31,157)**	**8,454**	**(115,171)**	**(9,310)**
Less: net loss attributable to non-controlling interests	(13,994)		(79,089)	
Net loss attributable to Clear Secure, Inc.	**$ (17,163)**		**$ (36,082)**	
Net loss per common share of Class A and B common stock				
Basic and Diluted - Class A	$ (0.22)		$ (0.48)	
Basic and Diluted - Class B	$ (0.22)		$ (0.48)	
Weighted-average shares of Class A Common Stock outstanding	75,992,652		75,515,242	
Weighted-average shares of Class B Common Stock outstanding	1,042,234		1,042,234	

CLEAR Secure, Inc. | Q4 2021 | Page 12

CLEAR®
Shareholder Letter
Q4 2021

CONSOLIDATED STATEMENTS OF CHANGES IN CASH FLOWS
(dollars in thousands)

	Three Months Ended		Year Ended	
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows provided by (used in) operating activities:				
Net income (loss)	$ (31,157)	$ 8,454	$ (115,171)	$ (9,310)
Adjustments to reconcile net income (loss) to net cash used in operating activities:				
Depreciation and amortization	$ 3,168	$ 2,478	12,358	9,423
Loss on asset disposal	$ —	$ 236	—	238
Impairment on long-lived assets	$ 4,567	$ —	4,567	—
Equity-based compensation	$ 15,869	$ 638	36,511	3,427
Warrant liabilities	$ —	$ 443	12,796	887
Amortization of revolver loan costs	$ (200)	$ —	358	—
Amortization, net on marketable securities	$ 675	$ —	675	—
Changes in operating assets and liabilities:				
Accounts receivable	$ (1,199)	$ (532)	(4,208)	201
Prepaid expenses and other assets	$ (7,604)	$ (2,220)	(11,422)	1,103
Prepaid revenue share fee	$ (1,353)	$ (218)	(4,798)	2,377
Accounts payable	$ (1,345)	$ 1,976	1,451	404
Accrued liabilities	$ 21,430	$ 3,245	50,045	(1,753)
Deferred revenue	$ 28,974	$ 1,856	87,021	(19,797)
Deferred rent	$ (95)	$ (223)	(476)	462
Net cash used provided by (used in) operating activities	**31,730**	**16,133**	**69,707**	**(12,338)**
Cash flows used in investing activities:				
Business combinations, net of cash acquired	(75,834)	—	(75,834)	—
Purchases of marketable securities	(298,177)	(66,376)	(987,966)	(170,625)
Sales of marketable securities	297,506	66,321	689,572	166,219
Issuance of loan	—	—	—	(250)
Purchases of property and equipment	(6,106)	(7,321)	(28,148)	(16,502)
Capitalized intangible assets	(109)	1	(822)	(424)
Net cash used in investing activities	**(82,720)**	**(7,375)**	**(403,198)**	**(21,582)**
Cash flows provided by (used in) financing activities:				
IPO proceeds, net of underwriter fees and issuance costs	(657)	—	436,837	—
Repurchase of members' equity	—	(29)	(11,744)	(210,339)
Proceeds from issuance of members' equity, net of cost	—	33,998	80,277	147,942
Distribution to post-reorganization members	14	—	(4,114)	—
Issuance of warrants	—	—	289	—
Proceeds from the exercise of warrants	—	—	2,575	—
Payment of revolver loan costs	—	—	(718)	(652)
Net cash provided by (used in) financing activities	**(643)**	**33,969**	**503,402**	**(63,049)**
Net increase (decrease) in cash, cash equivalents, and restricted cash	(51,633)	42,727	169,911	(96,969)
Cash, cash equivalents, and restricted cash, beginning of period	360,626	96,355	139,082	236,051
Net exchange differences on cash and cash equivalents, and restricted cash	133	—	133	—
Cash, cash equivalents, and restricted cash, end of period	**309,126**	**139,082**	**309,126**	**139,082**

CLEAR Secure, Inc. | Q4 2021 | Page 13

CLEAR Secure, Inc. | Q4 2021 | Page 14 Shareholder Letter Q4 2021 Definitions of Key Performance Indicators To evaluate performance of the business, we utilize a variety of other non-GAAP financial reporting and performance measures. These key measures include Total Bookings, Total Cumulative Enrollments, Total Cumulative Platform Uses, and Annual CLEAR Plus Net Member Retention. Total Bookings Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR Plus subscribers plus any accrued billings to partners. Management believes that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator. Total Cumulative Enrollments We define Total Cumulative Enrollments as the number of enrollments since inception as of the end of the period. An Enrollment is defined as any member who has registered for the CLEAR platform since inception and has a profile (including limited time free trials regardless of conversion to paid membership) net of duplicate and/or purged accounts. This includes CLEAR Plus members who have completed enrollment with CLEAR and have never activated a payment method, plus associated family accounts. Management views this metric as an important tool to analyze the efficacy of our growth and marketing initiatives as new members are potentially a current and leading indicator of revenues. Total Cumulative Platform Uses We define Total Cumulative Platform Uses as the number of individual engagements across CLEAR use cases, including in-airport verifications, since inception as of the end of the period. We also include airport lounge access verifications, sports and entertainment venue verifications and Health Pass surveys since inception as of the end of the period. Management views this metric as an important tool to analyze the level of engagement of our member base which can be a leading indicator of future growth, retention and revenue. Annual CLEAR Plus Net Member Retention We define Annual CLEAR Plus Net Member Retention as one minus the CLEAR Plus net member churn on a rolling 12 month basis. We define “CLEAR Plus net member churn” as total cancellations net of winbacks in the trailing 12 month period divided by the average active CLEAR Plus members as of the beginning of each month within the same 12 month period. Winbacks are defined as reactivated members who have been cancelled for at least 60 days. Active CLEAR Plus members are defined as members who have completed enrollment with CLEAR and have activated a payment method for our in-airport CLEAR Plus service, including their registered family plan members. Active CLEAR Plus members also include those in a grace period of up to 45 days after a billing failure during which time we attempt to collect updated payment information. Management views this metric as an important tool to analyze the level of engagement of our member base, which can be a leading indicator of future growth and revenue, as well as an indicator of customer satisfaction and long term business economics.

CLEAR Secure, Inc. | Q4 2021 | Page 15 Shareholder Letter Q4 2021 Non-GAAP Financial Measures In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA, Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share, Diluted as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income (loss), or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our Non-GAAP financial measures are expressed in thousands. Adjusted EBITDA (Loss) We define Adjusted EBITDA (Loss) as net income (loss) adjusted for income taxes, interest (income) expense net, depreciation and amortization, losses on asset disposals, equity-based compensation expense, mark to market of warrant liabilities, other income (expense), net, acquisition-related costs and changes in fair value of contingent consideration. Adjusted EBITDA (Loss) is an important financial measure used by management and our board of directors in determining performance-based compensation for our management and key employees. Adjusted Net Income (Loss) We define Adjusted Net Income (Loss) as Net income (loss) attributable to Clear Secure, Inc. adjusted for the net income (loss) attributable to non-controlling interests, equity-based compensation expense, amortization of acquired intangible assets, acquisition-related costs, changes in fair value of contingent consideration and the income tax effect of these adjustments. Adjusted Net Income (Loss) is used in the calculation of Adjusted Net Income (Loss) per Common Share as defined below. Adjusted Net Income (Loss) Per Common Share We compute Adjusted Net Income (Loss) Per Common Share, Basic as Adjusted Net Income (Loss) divided by Adjusted Weighted-Average Shares Outstanding for our Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock assuming the exchange of all vested and outstanding common units in Alclear at the end of each period presented. We do not present Adjusted Net Income (Loss) per Common Share for shares of our Class B Common Stock although they are participating securities based on the assumed conversion of those shares to our Class A Common Stock. We do not present Adjusted Net Income (Loss) per Common Share on a dilutive basis for periods where we have Adjusted Net Loss since we do not assume the conversion of any potentially dilutive equity instruments as the result would be antidilutive. In periods where we have Adjusted Net Income, the Company also calculates Adjusted Net Income (Loss) Per Common Share, Diluted based on the effect of potentially dilutive equity instruments for the periods presented using the treasury stock/if- converted method, as applicable. Adjusted Net Income (loss) per Common Share is applicable only for periods after June 29, 2021, post the Reorganization Transactions and IPO.

CLEAR Secure, Inc. | Q4 2021 | Page 16 Shareholder Letter Q4 2021 Adjusted Net Income (Loss) Per Common Share Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Common Share, exclude, to the extent applicable, the tax effected impact of non-cash expenses, other items that are not directly related to our core operations. These items are excluded because they are connected to the Company’s long term growth plan and not intended to increase short term revenue in a specific period. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results. Free Cash Flow We define Free Cash Flow as net cash provided by (used in) operating activities adjusted for purchases of property and equipment plus the value of share repurchases over fair value. With regards to our CLEAR Plus subscription service, we generally collect cash from our members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business. See below for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures. Forward-Looking Statements This release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any and such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including those described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” in our Registration Statement on the Form S-1 (File No. 333- 256851) as amended, and the final prospectus dated June 29, 2021. The Company disclaims any obligation to update any forward-looking statements contained herein.

CLEAR®
Shareholder Letter
Q4 2021

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

(In thousands)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income (loss)	$ (31,157)	$ 8,454	$ (115,171)	$ (9,310)
Income taxes expense (benefit)	(44)	2	233	16
Interest expense (income), net	16	45	349	(612)
Other expense (income), net	(355)	(8,546)	(344)	(9,023)
Depreciation and amortization	3,168	2,478	12,358	9,423
Acquisition-related costs	1,391	—	1,391	—
Loss on asset disposal	—	236	—	238
Equity-based compensation expense	15,869	726	37,223	53,978
Warrant liabilities	—	443	12,796	887
Adjusted EBITDA (Loss)	**$ (11,112)**	**$ 3,838**	**$ (51,165)**	**$ 45,597**

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):

(In thousands)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net loss attributable to Clear Secure,. Inc	$ (17,163)	$ —	$ (36,082)	$ —
Reallocation of net loss attributable to non-controlling interests	(13,994)	—	(32,240)	—
Net income (loss) per above	(31,157)	8,454	(68,322)	(9,310)
Equity-based compensation expense	15,869	726	33,929	53,978
Acquisition-related costs	1,391	—	1,391	—
Income tax (expense) benefit*	—	—	—	—
Adjusted Net (Loss) Income	**$ (13,897)**	**$ 9,180**	**$ (33,002)**	**$ 44,668**

*There was no income tax impact due to the fact that the Company's effective tax rate was approximately 0% for the periods presented.

As stated above, due to the Company incurring a net loss for the period presented, the Company has not calculated Adjusted Weighted-Average Shares Outstanding, Dilutive.

CLEAR Secure, Inc. | Q4 2021 | Page 17

CLEAR Secure, Inc. | Q4 2021 | Page 18 Shareholder Letter Q4 2021 Calculation of Adjusted Weighted-Average Shares Outstanding Three Months Ended 12/31/2021 Year Ended 12/31/2021 Weighted-average number of shares outstanding, basic for Class A Common Stock ............................. 75,992,652 — 75,515,242 Adjustments .............................................................................................................................................. Assumed weighted-average conversion of issued and outstanding Class B Common Stock .................. 1,042,234 — 1,042,234 Assumed weighted-average conversion of issued and outstanding Class C Common Stock .................. 44,407,609 — 44,407,609 Assumed weighted-average conversion of issued and outstanding Class D Common Stock ................ 25,470,311 — 25,109,283 Assumed weighted-average conversion of vested and outstanding warrants .......................................... 101,647 67,942 Adjusted Weighted-average number of shares outstanding, basic ................................................... 147,014,453 — 146,142,310 Calculation of Adjusted Net Income (Loss) Per Common Share, Basic Three Months Ended 12/31/2021 Year Ended 12/31/2021 Adjusted net loss ...................................................................................................................................... $ (13,897) — (33,002) Adjusted weighted-average number of shares outstanding, basic ........................................................... 147,014,453 146,142,310 Adjusted net loss per common share, basic ......................................................................................... $ (0.09) — $ (0.23) Reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow: Three Months Ended Year Ended (In thousands) December 31, 2021 December 31, 2020 December 31, 2021 December 31, 2020 Net cash provided by (used in) operating activities .......................... $ 31,730 $ 16,133 69,707 $ (12,338) Purchases of property and equipment ................................................ (6,106) (7,321) $ (28,148) (16,502) Share repurchases over fair value ...................................................... — 86 $ 712 50,551 Free Cash Flow ................................................................................ $ 25,624 $ 8,898 $ 42,271 $ 21,711 Table of Contents 32 Calculation of Adjusted Weighted-Average Shares Outstanding Three Months Ended 12/31/2021 Year Ended 12/31/2021 Weighted-average number of shares outstanding, basic for Class A Common Stock ............................. 75,992,652 — 75,515,242 Adjustments .............................................................................................................................................. Assumed weighted-average conversion of issued and outstanding Class B Common Stock .................. 1,042,234 — 1,042,234 Assumed weighted-average conversion of issued and outstanding Class C Common Stock .................. 44,407,609 — 44,407,609 Assumed weighted-average conversion of issued and outstanding Class D Common Stock ................ 25,470,311 — 25,109,283 Assumed weighted-average conversion of vested and outstanding warrants .......................................... 101,647 67,942 Adjusted Weighted-average number of shares outstanding, basic ................................................... 147,014,453 — 146,142,310 Calculation of Adjusted Net Income (Loss) Per Common Share, Basic Three Months Ended 12/31/2021 Year Ended 12/31/2021 Adjusted net loss ...................................................................................................................................... $ (13,897) — (33,002) Adjusted weighted-average number of shares outstanding, basic ........................................................... 147,014,453 146,142,310 Adjusted net loss per common share, basic ......................................................................................... $ (0.09) — $ (0.23) Reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow: Three Months Ended Year Ended (In thousands) December 31, 2021 December 31, 2020 December 31, 2021 December 31, 2020 Net cash provided by (used in) operating activities .......................... $ 31,730 $ 16,133 69,707 $ (12,338) Purchases of property and equipment ................................................ (6,106) (7,321) $ (28,148) (16,502) Share repurchases over fair value ...................................................... — 86 $ 712 50,551 Free Cash Flow ................................................................................ $ 25,624 $ 8,898 $ 42,271 $ 21,711 Table of Contents 32 Calculation of Adjusted Weighted-Aver ge Shares Outst nding Three Months Ended 12/31/2021 Year Ended 12/31/2021 Weighted-average number of shares outstanding, basic for Class A Common Stock ............................. 75,992,652 — 75,515,242 Adjustments .............................................................................................................................................. Assumed weighted-average conversion of issued and outstanding Class B Common Stock .................. 1,042,234 — 1,042,234 Assumed weighted-average conversion of issued and outstanding Class C Common Stock .................. 44,407,609 — 44,407,609 Assumed weighted-average conversion of issued and outstanding Class D Common Stock ................ 25,470,311 — 25,109,283 Assumed weighted-average conversion of vested and outstanding warrants .......................................... 101,647 67,942 Adjusted Weighted-average number of shares outstanding, basic ................................................... 147,014,453 — 146,142,310 Calculation of Adjusted Net Income (Loss) Per Common Share, Basic Three Months Ended 12/31/2021 Year Ended 12/31/2021 Adjusted net loss ...................................................................................................................................... $ (13,897) — (33,002) Adjusted weighted-average number of shares outstanding, basic ........................................................... 147,014,453 146,142,310 Adjusted net loss per common share, basic ......................................................................................... $ (0.09) — $ (0.23) Reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow: Three Months Ended Year Ended (In thousands) December 31, 2021 December 31, 2020 December 31, 2021 December 31, 2020 Net cash provided by (used in) operating activities .......................... $ 31,730 $ 16,133 69,707 $ (12,338) Purchases of property and equipment ................................................ (6,106) (7,321) $ (28,148) (16,502) Share repurchases over fair value ...................................................... — 86 $ 712 50,551 Free Cash Flow ................................................................................ $ 25,624 $ 8,898 $ 42,271 $ 21,711 Table of Contents 32 Calculation of Adjusted Weighted-Average Shares Outstanding: Calculation of Adjusted Net Income (Loss) Per Common Share, Basic: Reconciliation f Net cash provided by (used in) operating activities to Free Cash Flow: